Exhibit 99.1

Lakeland Fire + Safety Appoints Lee D. Rudow to the Board of Directors

Current CEO of Transcat and Veteran Industrial Executive to Advance Operational and M&A Strategies

HUNTSVILLE, Ala., February 23, 2026 – Lakeland Industries, Inc. ("Lakeland Fire + Safety" or "Lakeland") (NASDAQ: LAKE), a leading global manufacturer of protective clothing and apparel for industry, healthcare and first responders, today announced the appointment of Lee D. Rudow to its Board of Directors, effective April 9, 2026. Mr. Rudow’s appointment as an independent director increases the total number of board members to 8, with 7 independent directors.

Lee D. Rudow has more than 33 years of experience working with startups, private equity-funded and large industrial companies, serving in sales, sales management, and executive leadership positions. Mr. Rudow is currently Chief Executive Officer of Nasdaq-listed Transcat, Inc., a leading provider of mission critical, accredited calibration services and equipment, for over 14 years, delivering unprecedented growth and transformative acquisitions during his tenure highlighted by 67 consecutive quarters of YOY service revenue growth. Mr. Rudow announced his retirement from Transcat, effective March 28, 2026.

Previously, Mr. Rudow served as Vice President in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that he was President and Chief Executive Officer of Davis Calibration, Inc., served as President and Chief Executive Officer of its related business and predecessor, Davis Inotek Corp., and served as President of Davis Instruments Corp.

“Lee brings invaluable business and strategic M&A integration experience in the industrial markets with a strong track record of execution across both organic growth and acquisition-driven strategies,” said Jim Jenkins, President and CEO of Lakeland Industries. “His unique perspective will accelerate Lakeland’s footprint as we continue to scale our Fire and Industrial platforms globally and we welcome him to the Board. On a personal note, it is a privilege to work alongside Lee again after our tenure together at Transcat where we executed a similar playbook. He joins us at an opportune time with his firsthand understanding of the execution needed for our current business strategy and his experience as a CEO, guiding global strategy, operational excellence, cost reduction, risk management, and corporate governance, which will further contribute to our Board. We look forward to his insights and contributions as the management team strives to create sustainable, long-term value for our shareholders.”

Mr. Rudow added, “It is truly an honor to join Lakeland Fire + Safety at such an important inflection point in building a premier global fire brand with a Head-to-Toe portfolio of brands that protect the world’s workers, first responders, and communities during the most critical situations. I believe I can offer a fresh perspective on the company’s focus on expanding its portfolio and capabilities that will position Lakeland for success in the quarters and years to come. I am eager to work closely with Jim and the Board as they steward the company along its journey of operational execution.”

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. In addition, we provide decontamination, repair and rental services that complement our fire services portfolio. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire and industrial distributors and wholesale partners. Our authorized distributors supply end users across various industries, including integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high-tech electronics manufacturers, as well as scientific, medical laboratories, and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, including fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mix of end-users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Commonwealth of Independent States (“CIS”) Region, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information about Lakeland, please visit the Company's website at www.lakeland.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our M&A strategy. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
949-491-8235
LAKE@mzgroup.us
www.mzgroup.us